                                                                   EXHIBIT 99.02


                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                      RESTATED BUSINESS SEGMENT INFORMATION
                   QUARTERLY SALES AND EARNINGS INFORMATION(1)

(DOLLARS IN MILLIONS)                                 FIRST     SECOND      THIRD     FOURTH      TOTAL
                                                     QUARTER    QUARTER    QUARTER    QUARTER     YEAR
SPECIALTY AND PERFORMANCE

Sales
  1996                                             $     663  $     686  $     674  $     634  $   2,657
  1995                                                   651        680        649        667      2,647
  1994                                                   549        575        609        631      2,364

Operating earnings
  1996                                             $     119  $     139  $     139  $     122  $     519
  1995                                                    97        115        119        102        433
  1994                                                    71         90         97         92        350

CORE PLASTICS

Sales
  1996                                             $     423  $     373  $     311  $     302  $   1,409
  1995                                                   407        448        441        389      1,685
  1994                                                   302        333        372        383      1,390

Operating earnings (losses)
  1996                                             $      40  $       8  $     (14) $     (35) $      (1)
  1995                                                    92         97         94         64        347
  1994                                                    28         44         56         71        199

CHEMICAL INTERMEDIATES

Sales
  1996                                             $     175  $     182  $     182  $     177  $     716
  1995                                                   174        193        176        165        708
  1994                                                   132        139        149        155        575

Operating earnings
  1996                                             $      32  $      43  $      44  $      26  $     145
  1995                                                    39         53         47         45        184
  1994                                                    18         20         26         23         87

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(1)  In 1996 the Company created a new business segment, Core Plastics, and renamed the remaining two segments. The Company believes that the new segmentation will provide more useful information for decision-making and for understanding the Company's financial results. Prior periods have been restated to conform to the 1996 presentation. See Management's Discussion and Analysis of Financial Condition and Results of Operations - Summary by Industry Segment and Note 14 to the consolidated financial statements.

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